UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2011

Commonwealth Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

403 Boush Street, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code:   (757) 446-6900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
Please refer to the disclosures set forth in Item 1.03 of this Current Report on Form 8-K (this “Report”).

Item 1.03.	Bankruptcy or Receivership.

On September 23, 2011, the Virginia State Corporation Commission (the “SCC”) closed Bank of the Commonwealth (the “Bank”), the wholly owned commercial banking subsidiary of Commonwealth Bankshares, Inc. (the “Company”), and the Federal Deposit Insurance Corporation (the “FDIC”) was named as the receiver of the Bank. The Company’s principal asset is the common stock that it owns in the Bank, and, as a result of the closure of the Bank, the Company has very limited remaining tangible assets. As the owner of all of the capital stock of the Bank, the Company would be entitled to the net recoveries, if any, following the liquidation or sale of the Bank or its assets by the FDIC. However, at this time, the Company is unable to provide any assurance that any recovery will be realized by the Company or the timing of any such recovery.

In connection with the closure of the Bank, the FDIC issued a press release, dated September 23, 2011, announcing the following:

•
The FDIC entered into a purchase and assumption agreement with Southern Bank and Trust Company (“Southern Bank”), pursuant to which Southern Bank assumed all of the deposits of the Bank. Accordingly, all depositors of the Bank, including those with deposits in excess of the FDIC’s insurance limits, will automatically become depositors of Southern Bank for the full amount of their deposits, and they will continue to have uninterrupted access to their deposits. Deposits will continue to be insured by the FDIC, so there is no need for customers to change their banking relationship to retain their deposit insurance up to applicable limits.

•
The Bank’s 21 branches would reopen under normal business hours on Saturday, September 24, 2011, as branches of Southern Bank. However, for a period of time, customers of the Bank should continue to use the Bank’s locations until Southern Bank can fully integrate the deposit records of the Bank.

•
In addition to assuming all of the deposits of the Bank, Southern Bank purchased approximately $924.3 million of the Bank’s assets, and entered into a loss-share transaction with the FDIC with respect to approximately $798.2 million of the Bank’s assets.

•
Customers who have questions about the foregoing matters, or who would like more information about the closure of the Bank, can visit the FDIC’s website located at http://www.fdic.gov/bank/individual/failed/boc-va.html, or call the FDIC toll-free at 1-800-423-6395.

A complete copy of the FDIC’s press release can be found on the Internet at http://www.fdic.gov/news/news/press/2011/pr11153.html. To date, except as described above, no other entity or newly chartered bank has been involved in the process of closing and unwinding the Bank. The management teams of the Company and the Bank have been working closely with the SCC, the FDIC and Southern Bank to make the transition as smooth as possible for the Bank’s customers.

The Company does not expect to receive anything for its interest in the Bank and, because the Bank represented the Company’s primary business, the Company has very limited ongoing business activities.  Due to a lack of available resources, the Company may be unable to make future filing with the Securities and Exchange Commission.

In connection with the receivership of the Bank, both the Company and the Bank expect to receive notices from substantially all of the counterparties (including, but not limited to, lenders and counterparties to the Company’s trust preferred securities) to the Company’s and/or the Bank’s material agreements of alleged events of default under those agreements, and of those counterparties’ intentions to terminate those agreements or accelerate the Company’s and/or the Bank’s performance of those agreements. The Company and/or the Bank may dispute certain of those notices. However, in the event of a default by the Company and/or the Bank under one or more of those material agreements, or in the event of the termination of one or more of the material agreements, the Company’s and/or the Bank’s financial and other obligations under such agreements may be accelerated. The Company and/or the Bank may be subject to penalties under those agreements and also may suffer cross-default claims from counterparties under the Company’s and/or the Bank’s other agreements.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Please refer to the disclosures set forth in Item 1.03 of this Report.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2011 the Company received a letter (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it no longer meets NASDAQ’s continued listing requirement under Listing Rule 5101, 5110(b) and IM-5101-1. The Notification Letter states that, as a result of the Bank’s closure, NASDAQ has concerns about the Company’s ability to demonstrate compliance with all of the requirements for continued listing on the NASDAQ Stock Market, as well as the residual equity interest of the Company’s common stockholders and as a result, the Company’s securities will be delisted from The NASDAQ Stock Market. Accordingly, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on October 5, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The NASDAQ Stock Market. NASDAQ’s determination is based on the following factors:

•	The closure of the Bank and associated public interest concerns raised by it;

•	Concerns regarding the residual equity interest of the existing listed securities holders;

•	Concerns with the Company’s ability to continue as a going concern based on the Company’s representation to NASDAQ that the Company currently has more liabilities than assets; and

•	Concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The NASDAQ Stock Market.

                In addition to the Notification Letter, NASDAQ halted trading in the Company’s securities on September 26, 2011.  The Company does not intend to take any action with respect to the actions taken by NASDAQ and anticipates that the Company’s common stock will be delisted from The NASDAQ Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc.

Date: September 29, 2011                                                            By:  /s/ Chris Beisel
Name:  Chris Beisel
Title:    President & Chief Executive Officer